EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 333-30894 of Equity One, Inc. on Form S-3 of our reports dated February 21, 2001, appearing in the Annual Report on Form 10-K of Equity One, Inc., for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

February 21, 2001